Exhibit 3.1
NINTH AMENDED AND RESTATED BYLAWS
OF
TRICO MARINE SERVICES, INC.
Article I
Offices
Section 1. Registered Office. The registered office of Trico Marine Services, Inc. (the “Corporation”) required by the General Corporation Law of the State of Delaware (the “DGCL”) to be maintained in the State of Delaware shall be the registered office named in the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), or such other office as may be designated from time to time by the Board of Directors in the manner provided by law. Should the Corporation maintain a principal office within the State of Delaware such registered office need not be identical to such principal office of the Corporation.
Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
Article II
Stockholders
Section 1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof.
Section 2. Quorum; Adjournment of Meetings. Unless otherwise required by law or provided in the Certificate of Incorporation or these bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business and, other than the election of directors, the act of a majority of such stock so represented at any meeting of stockholders at which a quorum is present shall constitute the act of the meeting of stockholders. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
When a meeting of stockholders is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.
Section 3. Annual Meetings. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the last annual meeting of stockholders.

Section 4. Special Meetings. Unless otherwise provided in the Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, by the CEO, or by a majority of the total number of directors serving on the Board of Directors, and shall be called, subject to the requirements of this Section and the second sentence of Section 7, by the Secretary within fifteen (15) days of receipt (the “Receipt Date”) of one or more valid requests from any three or more beneficial owners of the stock of the Corporation entitled to vote at such meeting, each such owner being unaffiliated with the other and owning at least 1% of such stock, and aggregating at least 30% of such stock. Any such request shall be valid only if it (a) states the business proposed to be transacted at the special meeting, (b) contains the verified representation of the beneficial owner(s) executing such request that no action taken in connection with the making of the request shall have caused or will cause the Corporation to lose its status at any time as a U.S. Maritime Company (as such term is defined in the Corporation’s Certificate of Incorporation) as to any enumerated item set forth in the definition of U.S. Maritime Company in the Corporation’s Certificate of Incorporation (an “Enumerated Item”) and (c) has not been solicited by any person or entity, and has not otherwise been made, in a manner that shall have caused or will cause the Corporation to lose its status at any time as a U.S. Maritime Company as to any Enumerated Item. The Corporation may require the requesting beneficial owner(s) to furnish such other information as may reasonably be required by the Corporation to ascertain the beneficial ownership of stock by the beneficial owner(s) executing such request and determine that no action taken by one or more requesting beneficial owner(s) in connection with the making of the request has caused or will cause the Corporation to lose its status at any time as a U.S. Maritime Company as to any Enumerated Item. The Board of Directors is specifically authorized to determine for purposes of these bylaws whether any action has caused or will cause the Corporation to lose its status at any time as a U.S. Maritime Company as to any Enumerated Item. The special meeting shall take place at such time and at such place as may be stated in the notice of the meeting delivered pursuant to Article II, Section 6 below. In the case of a meeting requested by beneficial owner(s), such notice accompanied by appropriate proxy solicitation materials shall be given by the Corporation no later than 45 days after the Receipt Date, or as soon thereafter as is reasonably practicable. Business transacted at a special meeting shall be confined to the purpose(s) stated in such notice. The Board of Directors may rescind the call or notice of any special meeting, or decline to call a special meeting, if it determines that such meeting has been called in violation of the provisions of this Section 4 or that no item of business requested by beneficial owner(s) to be transacted at such meeting is proper business that may be conducted at such meeting in accordance with these Bylaws. The Board of Directors shall fix the place, date and time of any special meeting requested by the beneficial owners, provided that such meeting shall be initially convened within 90 days after the Receipt Date. The Board of Directors may present one or more items of business to be conducted at a special meeting requested by beneficial owners. For purposes of this Section 4, the Secretary shall call a special meeting requested by the beneficial owners by causing a public announcement of the place, date and time of such meeting, as contemplated by Section 7(B) of Article II of the bylaws of the Corporation.

Section 5. Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than sixty (60) days nor less than ten (l0) days before the date of such meeting, nor more than sixty (60) days prior to any other action (other than stockholder action by written consent).
If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given. If the Board of Directors does not fix the record date for determining stockholders for any other purpose (other than stockholder action by written consent), the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If the Board of Directors does not fix the record date, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the state of incorporation of the Corporation, at its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If the Board of Directors does not fix the record date, and prior action by the Board of Directors is necessary, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
Section 6. Notice of Meetings. Written notice of the place, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be provided to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting, which shall be set forth in the notice. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. All meetings of the stockholders shall be held at the office of the Corporation in the City of Houston, Harris County, State of Texas or any other location within the United States as the Board of Directors may fix.

Section 7. Only proper business may be conducted at an annual or special meeting of stockholders of the Corporation. Business shall not be considered proper if (i) it has not been brought in accordance with this Section 7, or (ii) its approval or adoption by the stockholders would cause the Corporation to lose its status at any time as a U.S. Maritime Company as to any Enumerated Item. The Board of Directors is specifically authorized to determine for purposes of these bylaws whether any approval or adoption specified in the preceding sentence would cause the Corporation to lose its status at any time as a U.S. Maritime Company as to any Enumerated Item As to all matters sought by a stockholder to be included in the Corporation’s notice of meeting and proxy statement for any annual or special meeting pursuant to Rule 14a-8 under the Exchange Act, stockholders shall comply with Rule 14a-8 under the Exchange Act in lieu of the requirements of this Section 7. Notwithstanding any requirements specifying the timeliness of a delivery of any notice from a stockholder, requests for inclusion of proposals in the Corporation’s proxy statement made pursuant to Rule 14a-8 under the Exchange Act shall be deemed to have been delivered in a timely manner if delivered in accordance with such Rule.
(A) Annual Meetings of Stockholders
(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Section 7 and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 7 as to such business or nomination; clause (c) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.
(2) For any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 7(A)(1)(c), the Proposing Person (as defined below) must (i) provide timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action as required by this Section 7 and (ii) provide any updates or supplements to such notice, all at the times and in the forms required by this Section 7. To be timely, the Proposing Person’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 100th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a Proposing Person’s notice as described above.

(3) To be in proper form, Proposing Person’s notice (whether given pursuant to this Section 7(A)(2) or Section 7(B)) to the Secretary must:
(a) set forth, as to each Proposing Person:
(i) the name and address of such Proposing Person (including, if applicable, the name and address as they appear on the Corporation’s books);
(ii) the class, series, number of principal amount of all securities of the Corporation which are, directly or indirectly, owned beneficially and of record by such Proposing Person;
(iii) the class, series, number, or principal amount of, and the nominee holder for, all securities of the Corporation which are, directly or indirectly, owned beneficially but not of record by such Proposing Person;
(iv) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class, series, number, or principal or notional amount of securities of the Corporation or with a value derived directly or indirectly in whole or in part from the value of any securities of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying securities of the Corporation or otherwise directly or indirectly owned beneficially by such Proposing Person;
(v) any existing transaction in, or arrangement, agreement or understanding with respect to (each a “Transaction”) the instruments and rights set forth in Section 7(A)(3)(a)(iv);
(vi) any Transaction (including any short position or any borrowing or lending of securities) that included or includes an opportunity for a Proposing Person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation;
(vii) any Transaction to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation;
(viii) any Transaction to increase or decrease the number of securities of the Corporation which such person was, is or will be entitled to vote; in the cases of Sections 7(A)(3)(a)(iv)—(vii), whether or not such Transaction is subject to settlement in a security of the Corporation or otherwise (the instruments, rights and Transactions set forth in Sections 7(A)(3)(a)(iv)-(viii) are each a “Derivative Instrument”); provided, however, that Derivative Instruments shall not include: (a) rights of a pledgee under a bona fide pledge of any shares of capital stock of the Corporation; (b) rights of all holders of capital stock of the Corporation to receive capital stock of the Corporation pro rata, or obligations to dispose of capital stock of the Corporation, as a result of a merger, exchange offer or consolidation involving the Corporation; (c) rights or obligations to surrender any shares of capital stock of the Corporation, or have any shares of capital stock of the Corporation withheld, upon the receipt or exercise of a derivative security or the receipt or vesting of equity securities, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise or vesting; (d) interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority; (e) interests or rights to participate in employee benefit plans of the Corporation held by current or former directors, employees, consultants or agents of the Corporation; or (f) options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.
(ix) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proposing Person has a right to vote any security of the Corporation;
(x) any short interest in any security of the Corporation (for purposes of this Section 7 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(xi) any rights to dividends or interest payments on or with respect to any securities of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying securities of the Corporation;
(xii) any proportionate interest in securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;
(xiii) any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of any security of the Corporation or Derivative Instruments;
(xiv) any arrangements, rights or other interests described in Sections 7(A)(3)(iv)-(xiii) held by members of such Proposing Person’s immediate family sharing the same household; and (xv) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
Such information shall be provided as of the date of the notice.
(b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth:
(i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of each Proposing Person in such business; and
(ii) a description of all agreements, arrangements and understandings between a Proposing Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;
(c) set forth, as to each person (a “Proposed Nominee”), if any, whom the Proposing Person proposes to nominate for election or reelection to the Board of Directors and any Proposed Nominee Associated Person (as defined below) of any such Proposed Nominee:
(i) the name, age, business address and residence address of such person;
(ii) the information enumerated in Sections 7(a)(3)(a)(i) through (xiv);
(iii) a description of all arrangements or understandings between the Proposing Person, on the one hand, and a Proposed Nominee or any other person or persons (naming such person or persons), on the other hand, pursuant to which the nomination or nominations are to be made by the stockholder;
(iv) to the extent known by the Proposing Person, the name and address of any other stockholder who owns, beneficially or of record, any shares of capital stock of the Corporation and who supports the Proposed Nominee;

(v) all other information relating to any such Proposing Person Proposed Nominee, Proposed Nominee Associated Person, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, if applicable, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
(vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the each Proposing Person, on the one hand, and each Proposed Nominee and Proposed Nominee Associated Person, on the other hand, including, without limitation all biographical and related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws if the Proposing Person were the “registrant” for purposes of such rule and the Proposed Nominee and Proposed Nominee Associated Person were a director or executive officer of such registrant; and
(d) with respect to each Proposed Nominee, include a completed and signed questionnaire, representation and agreement required by Section 7(D) below.
The Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine (x) the eligibility of such Proposed Nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee and (y) that the election of the Proposed Nominee would not cause the Corporation to lose its status at any time as a U.S. Maritime Company as to any Enumerated Item.
(4) Notwithstanding anything in the second sentence of Section 7(A)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Proposing Person’s notice required by this Section 7 shall also be considered timely, but only with respect to Proposed Nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(5) A Proposing Person shall further update and supplement the notice submitted pursuant to this Section 7, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting to which the notice relates and as of the date that is ten (10) business days prior to such meeting or any adjournment or postponement thereof, and each such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the earliest practicable date prior to such meeting), or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of the

(10) business days prior to the meeting or any adjournment or postponement thereof); provided, however, that if any material change occurs in the facts set forth in the stockholder’s notice to the Corporation required by this Section 7, including, but not limited to, any material increase or decrease in the percentage of the class or series of securities of the Corporation held or beneficially owned by the Proposing Person (including actual or notional number, principal amount or dollar amount of securities underlying or subject to Derivative Instruments), the Proposing Person shall promptly provide further written notice to the Corporation of that change. An acquisition or disposition of beneficial ownership of any number or principal amount of equity securities of the Corporation (including an increase or decrease in actual or notional number, principal amount or dollar amount of securities underlying or subject to Derivative Instrument) in an aggregate amount equal to one percent or more of the class or series of securities shall, among other things, be deemed “material” for purposes of this Section 7(A)(5).
(6) (a) For purposes of this Section 7, the term “Proposing Person” shall mean (i) the stockholder providing the notice of a nomination or other business proposed to be brought before a meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination or business proposed to be brought before the meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these bylaws) of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).
(b) For purposes of this Section 7, a person shall be deemed to be “Acting in Concert” with another person for purposes of these bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.
(c) For purposes of this Section 7, the term “Proposed Nominee Associated Person” shall mean with respect to a Proposed Nominee (i) any person Acting in Concert with the Proposed Nominee, (ii) any beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such Proposed Nominee and (iii) any person controlling, controlled by or under common control with such Proposed Nominee or another Proposed Nominee Associated Person.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been properly brought before the meeting. As and to the extent set forth in the next sentence of this Section 7(B), nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at a special meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (a) is a stockholder of record at the time of giving of notice provided for in this Section 7 and at the time of the special meeting and (b) complies with the notice procedures set forth in this Section 7 as to such nomination or such other business; clause (ii) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a special meeting of stockholders. In the event (x) the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons for election to such position(s) as specified in the Corporation’s notice of meeting, or (y) the Corporation calls a special meeting of stockholders for any other purpose, any such stockholder may properly bring business before such meeting, in either case by complying with the notice requirements of Section 7(A) with respect to any such nomination (including the completed and signed questionnaire, representation and agreement required by Section 7(D) below) or such other business and by delivering the information called for by Section 7(A) to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 100th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(C) General
(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. No person shall be eligible to serve as a director if his or her election would cause the Corporation to lose its status at any time as a U.S. Maritime Company as to any Enumerated Item. In the event the election of two or more nominees would cause the Corporation to lose its status at any time as a U.S. Maritime Company as to any Enumerated Item (the “Potentially Disqualified Nominees”), but the election of a lesser number of Potentially Disqualified Nominees would not cause such loss of status, then the Potentially Disqualified Nominees who shall be eligible for election shall be the Potentially Disqualified Nominees who receive the greatest number of votes cast in their favor, up to the number of such Potentially Disqualified Nominees who may be elected to the Board without causing such loss of status. The Board of Directors is specifically authorized to determine for purposes of these bylaws whether the election of any person to serve as a director of the Corporation would cause the Corporation to lose its status at any time as a U.S. Maritime Company as to any Enumerated Item. Except as otherwise provided by law, or the Certificate of Incorporation or these bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the requirements of this Section 7 and, if any proposed nomination or business is not in accordance with the requirements of this Section 7, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of Section 4 and this Section 7, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(3) Notwithstanding the foregoing provisions of this Section 7, a Proposing Person shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7; provided, however, that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 7(A)(1)(c) or Section 7(B) above.
(D) Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation (whether as Proposed Nominee or a nominee of the Board), a person must deliver (in the case of a Proposed Nominee, in accordance with the time periods prescribed for delivery of notice under this Section 7 and in the case of a nominee of the Board, in accordance with procedures established by the Board or a committee thereof) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
Section 8. Stockholders’ List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.
No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.
Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.
Section 10. Voting; Elections; Inspectors. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote which is registered in his name on the record date for the meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy.
All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by ballot, unless otherwise provided in the Certificate of Incorporation.
At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

Section 11. Conduct of Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board (if any), or if he is not present, by the President, or if neither the Chairman of the Board (if any), nor President is present, by any Director serving on the Corporation’s Board of Directors or officer that may be designated by the Board of Directors to act as chairman of the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.
Section 12. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes. No other corporation of which the Corporation owns a majority of the shares entitled to vote in the election of directors of such other corporation shall vote, directly or indirectly, shares of the Corporation’s stock owned by such other corporation, and such shares shall not be counted for quorum purposes. Nothing in this Section 12 of Article II shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
Article III
Board of Directors
Section 1. Power; Term; Election; Resignation.
(a) Power; Term. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Certificate of Incorporation; the Board of Directors may exercise all the powers of the Corporation. Each director shall hold office for the term for which he is elected, and until his successor shall have been elected and qualified or until his earlier death, resignation or removal.
(b) Majority Voting. Except as provided in paragraph (c) below, each nominee shall be elected a director by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. For purposes of this bylaw, a majority of votes cast means that the number of votes “for” a director must exceed 50% of the votes cast with respect to that director. Votes “against” will count as a vote cast with respect to that director, but “abstentions” will not count as a vote cast with respect to that director.
(c) Contested Elections. If with respect to any stockholder meeting at which directors will be elected, the secretary receives proper notice under Article II, Section 7 that a stockholder intends to make a nomination at such meeting such that the number of nominees would exceed the number of directors to be elected and such notice has not been withdrawn on or prior to the fourteenth day before the date that the Corporation begins mailing its notice of such meeting to the stockholders, the nominees who receive a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present shall be elected.

(d) Resignation and Replacement of Unsuccessful Incumbents.
(i) In order for any incumbent director to become a nominee of the board for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent (A) on that person not receiving more than 50% of the votes cast in the case of an uncontested election, and (B) acceptance of that resignation by the Board of Directors in accordance with policies and procedures adopted by the Board of Directors for such purposes. A resignation that becomes effective (1) if and when the director fails to receive a specified vote for re-election as a director and (2) upon the board accepting such resignation, shall provide that it is irrevocable.
(ii) The Board of Directors, acting on the recommendation of the Nominating and Governance Committee, shall determine whether to accept the resignation of the unsuccessful incumbent. Absent a determination by the Board of Directors in its sole discretion that a reason exists for concluding that it is in the best interests of the Corporation for an unsuccessful incumbent to remain as a director, no such person shall be elected by the Board of Directors to serve as a director, and the Board of Directors shall accept that person’s resignation.
(iii) If the Board of Directors determines to accept the resignation of an unsuccessful incumbent, the Nominating and Governance Committee will promptly recommend a candidate to the Board of Directors to fill the office formerly held by the unsuccessful incumbent.
(iv) The Board of Directors shall promptly consider and act upon the Nominating and Governance Committee’s recommendation. The Nominating and Governance Committee, in making this recommendation and the Board of Directors, in acting on such recommendation, may consider any factors or other information that they determine appropriate and relevant.
Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders nor residents of the State of Delaware.
Section 2. Quorum. Unless otherwise provided in the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 3. Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his absence by the President, or by resolution of the Board of Directors.
Section 4. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the Corporation.
Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the Chief Executive Officer or, on the written request of at least three directors, by the Secretary, in each case on at least twenty-four (24) hours’ personal, written, telegraphic, cable, wireless or electronic notice to each director. Such notice, or any waiver thereof pursuant to this Section 6 of Article III, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these bylaws. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing or by electronic transmission.
Section 7. Removal. Any director or the entire Board of Directors may be removed, (a) with cause by the affirmative vote of the holders of at least a majority of the then outstanding shares of capital stock entitled to vote at an election of directors or (b) without cause by the affirmative vote of the holders of at least two-thirds of the then outstanding shares of capital stock entitled to vote at an election of directors.
Section 8. Vacancies; Increases in the Number of Directors. Newly created directorships resulting from an increase in the size of the Board of Directors and any vacancy occurring on the Board of Directors as a result of the removal of a director shall be filled by vote of the stockholders. Vacancies occurring on the Board of Directors for any other reason may be filled by a vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next election of the class of directors in which such vacancy occurred is held, and until his or her successor shall have been duly elected and qualified.
Section 9. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.
Section 10. Action Without a Meeting; Telephone Conference Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware.
Unless otherwise restricted by the Certificate of Incorporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone connection or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
Section 11. Chairman. The Board of Directors may elect one of its members to serve as Chairman.

Section 12. Duties of the Chairman. If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and he or she shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Board of Directors.
Article IV
Committees
Section 1. Committees. The Board of Directors may, by resolution passed by a majority of the total number of directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which may consider various matters and make recommendations to the Board of Directors; provided, however, that the Board of Directors may, by resolution adopted by a majority of the total number of directors then in office, designate one or more committees and delegate to each such committee the powers of the Board of Directors: (i) to the extent required by applicable law or the rules and regulations of the NASDAQ Stock Market or any national securities exchange on which the Corporation’s securities may be listed; (ii) to consider potential litigation against any director; or (iii) to permit application of the business judgment rule if a decision by the Board of Directors is challenged or to shift the burden of proving the unfairness of a transaction approved by the Board of Directors to a plaintiff in litigation. Except as otherwise expressly authorized in the immediately preceding sentence of this Section 1 of Article IV, the Board of Directors shall not delegate any authority to any committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee designated by the Board of Directors shall be formed and function in compliance with applicable law and the rules and regulations of the NASDAQ Stock Market or any national securities exchange on which any securities of the Corporation are listed.
Section 2. Procedure; Meetings; Quorum. Any committee designated pursuant to this Article IV shall keep regular minutes of its meetings in a book provided for that purpose if the minutes are maintained in paper form and shall keep regular minutes in an electronic file if the minutes are maintained in electronic form and report the same to the Board of Directors at its meeting next succeeding such meeting, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by such committee or the Board of Directors. Should a committee fail to fix its own rules, the provisions of these bylaws, pertaining to the calling of meetings and conduct of business by the Board of Directors, shall apply as nearly as practicable. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, except as provided in Section 3 of this Article IV, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.
Section 3. Substitution and Removal of Members; Vacancies. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors who has been designated as an alternate member of that committee to act at the meeting in the place of the absent or disqualified member. The Board of Directors shall have the power at any time to remove any member(s) of a committee and to appoint other directors in lieu of the person(s) so removed and shall also have the power to fill vacancies in a committee.

Article V
Officers
Section 1. Number, Titles and Term of Office. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise.
Section 2. Delegation. For any reason that the Board of Directors may deem sufficient, the Board of Directors may, except where otherwise provided by statute, delegate the powers or duties of any officer to any other person, and may authorize any officer to delegate specified duties of such officer to any other person. Any such delegation or authorization by the Board shall be effected from time to time by resolution of the Board of Directors.
Section 3. Salaries. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.
Section 4. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, or at any regular meeting of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
Section 5. Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.
Section 6. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such position; he may execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.
Section 7. Powers and Duties of the President. The President shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 8. Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 9. Treasurer. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors. He shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.
Section 10. Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.
Section 11. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board of Directors.
Section 12. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.
Section 13. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or the President, together with the Secretary, or any Assistant Secretary shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Article VI
Indemnification of Directors,
Officers, Employees and Agents
Section 1. Indemnification of Officers and Directors. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 1 of Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise.
Section 2. Indemnification of Employees and Agents. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation) by reason of the fact that the person is or was an employee (other than an officer) or agent of the Corporation, or, while serving as an employee (other than an officer) or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent (i) authorized by the DGCL as from time to time in effect, and (ii) authorized in the sole discretion of the Board of Directors. The Corporation may, to the extent authorized by the DGCL and authorized in the sole discretion of the Board of Directors, pay expenses (including attorneys’ fees) reasonably incurred by any such employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon such terms and conditions as the Board of Directors determines in its sole discretion. The provisions of this Section 2 of Article VI shall not constitute a contract right for any such employee or agent.

Section 3. Nonexclusivity of Rights. The rights and authority conferred in this Article VI shall not be exclusive of any other right which any person seeking indemnification or advancement of expenses may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Neither the amendment or repeal of this Article VI or any of the Sections thereof nor the adoption of any provision of the Certificate of Incorporation or these bylaws or of any statute inconsistent with this Article VI or any of the Sections thereof shall eliminate or reduce the effect of this Article VI or any of the Sections thereof in respect of any acts or omissions occurring prior to such amendment, repeal or adoption or an inconsistent provision.
Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Section 5. Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.
Section 6. Definitions. For purposes of this Article VI, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Article VII
Capital Stock
Section 1. Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board of Directors. Upon written request to the Corporation, transfer agent or registrar of the Corporation, any stockholder of the Corporation is entitled to have the Chief Executive Officer, President or a Vice President cause to be issued to such stockholder one or more certificates, signed by the Chairperson or Vice Chairperson of the Board of Directors or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Any such stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.
Section 2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, the issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented or transfer instructions are given with respect to uncertificated shares, both the transferor and transferee request the Corporation to do so.
Section 3. Ownership of Shares. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares or the giving of transfer instructions with respect to uncertificated shares, the Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 4. Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.
Section 5. Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.
Article VIII
Miscellaneous Provisions
Section 1. Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.
Section 2. Corporate Seal. The Board of Directors may provide a suitable seal containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.
Section 3. Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.
Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these bylaws.
Section 4. Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 5. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.
Section 6. Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.
Article IX
Amendments
The Board of Directors shall have the power to adopt, amend and repeal from time to time the bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, notwithstanding any provision of law that might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of the capital stock of the Corporation, shall be required to adopt, amend or repeal any provision of the bylaws of the Corporation.